Exhibit 99.1

Envestnet Reports Third Quarter 2013 Financial Results

Chicago, IL — November 6, 2013 — Envestnet (NYSE: ENV), a leading provider of unified wealth management technology and services to financial advisors, today reported financial results for its third quarter ended September 30, 2013.

Key Financial Metrics	Third Quarter		%	Year to Date		%
(in millions except per share data)	2013	2012	Change	2013	2012	Change

Adjusted Revenues(1)	$69.9	$42.7	64%	$168.3	$113.9	48%
Adjusted EBITDA(1)	$10.0	$6.4	58%	$27.6	$16.8	64%
Adjusted Net Income per Share(1)	$0.14	$0.09	56%	$0.39	$0.22	77%

Financial Results for the Third Quarter of 2013 Compared to the Third Quarter of 2012:

•                  Adjusted Revenues(1) increased 64% to $69.9 million for the third quarter of 2013 from $42.7 million for the third quarter of 2012.

•                  Revenues from assets under management (AUM) or assets under administration (AUA) increased 79% to $59.6 million for the third quarter of 2013 from $33.2 million for the third quarter of 2012; total revenues, which include licensing and professional services fees, increased 65% to $69.9 million for the third quarter of 2013 from $42.3 million for the third quarter of 2012.

•                  Adjusted EBITDA(1) increased 58% to $10.0 million for the third quarter of 2013 compared to $6.4 million for the third quarter of 2012.

•                  Adjusted Net Income(1) was $5.1 million, or $0.14 per diluted share, for the third quarter of 2013 compared to $2.9 million, or $0.09 per diluted share, for the third quarter of 2012.

•                  Net income was $1.3 million, or $0.04 per diluted share, for the third quarter of 2013 compared to $0.6 million, or $0.02 per diluted share, for the third quarter of 2012.

“We believe Envestnet is uniquely positioned to lead, and benefit from, the transformation of wealth management as we unify the process for advisors, empowering them to deliver better outcomes in portfolio and practice management,” said Jud Bergman, Chairman and CEO.

“Our third quarter financial performance reflects the ongoing strength in our core business, as we continued to add advisors, accounts and assets to the platform. We remain on track to deliver strong growth in revenue and adjusted EBITDA compared to last year,” concluded Mr. Bergman.

Key Operating Metrics as of and for the Quarter Ended September 30, 2013:

•                  AUM/A of $160.2 billion, up 71% from September 30, 2012

•                  Accounts (AUM/A only) of 657,109, up 54% from September 30, 2012

•                  Advisors (AUM/A only) served totaled 21,759, up 38% from September 30, 2012

•                  Gross sales of AUM/A of $15.3 billion, resulting in net flows of $5.8 billion

The following table summarizes the changes in AUM and AUA for the quarter ended September 30, 2013:

In Millions Except Account Data	6/30/13	WMS	Gross Sales	Redemptions	Net Flows	Market Impact	9/30/13

Assets under Management (AUM)	$38,705	$—	$4,437	$(2,715)	$1,722	$1,505	$41,932
Assets under Administration (AUA)	85,601	24,680	10,841	(6,796)	4,045	3,902	118,228
Total AUM/A	$124,306	$24,680	$15,278	$(9,511)	$5,767	$5,407	$160,160
Fee-Based Accounts	548,166	86,014	53,804	(30,875)	22,929		657,109

During the third quarter, the Company added $3.1 billion of conversions included in the above AUM/A gross sales figures, and an additional $4.0 billion of conversions in Licensing.

Review of Third Quarter 2013 Financial Results

Adjusted revenues increased 64% to $69.9 million for the third quarter of 2013 from $42.7 million for the third quarter of 2012. The increase was primarily due to a 79% increase in revenues from AUM or AUA to $59.6 million from $33.2 million in the prior year period. Revenue from Prudential’s Wealth Management Solutions (“WMS”) business, acquired by the Company, is included for the entire third quarter of 2013.

Total operating expenses in the third quarter of 2013 increased 65% to $68.1 million from $41.4 million in the prior year period. Cost of revenues increased 100% to $30.2 million in the third quarter of 2013 from $15.1 million in the third quarter of 2012 due to the increase in revenue from AUM or AUA and additional cost from WMS. Compensation and benefits increased 38% to $21.1 million in the third quarter of 2013 from $15.3 million in the prior year period due to higher personnel cost from WMS, as well as higher non-cash compensation expense. General and administration expenses increased 57% to $12.0 million in the third quarter of 2013 from $7.6 million in the prior year period primarily due to WMS.

Income from operations was $1.7 million for the third quarter of 2013 compared to $0.9 million for the third quarter of 2012. Net income was $1.3 million, or $0.04 per diluted share, for the third quarter of 2013 compared to $0.6 million, or $0.02 per diluted share, for the third quarter of 2012. Adjusted EBITDA(1) in the third quarter of 2013 was $10.0 million, compared to $6.4 million in the prior year period. Adjusted Net Income(1) was $5.1 million, compared to $2.9 million in the third quarter of 2012. Adjusted Net Income Per Share(1) was $0.14 per diluted share, compared to $0.09 per diluted share in the third quarter of 2012.

At September 30, 2013, the Company had $36.7 million in cash and cash equivalents with no debt.

Conference Call

The Company will host a conference call to discuss third quarter 2013 financial results today at 5:00 p.m. ET. The live webcast can be accessed from the Company’s investor relations website at http://ir.envestnet.com/. The conference call can also be accessed live over the phone by dialing (877) 741-4253, or (719) 325-4876 for international callers. A replay will be available beginning one hour after the call and can be accessed from the Company’s investor relations website, or by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 1958568. The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of unified wealth management technology and services to investment advisors. Our open-architecture platforms unify and fortify the wealth management process, delivering unparalleled flexibility, accuracy, performance and value. Envestnet solutions enable the transformation of wealth management into a transparent, objective, independent and fully-aligned standard of care, and empower advisors to deliver better results.

Envestnet’s Advisor Suite® software empowers financial advisors to better manage client outcomes and strengthen their practice. Envestnet provides institutional-quality research and advanced portfolio solutions through our Portfolio Management Consultants group, Envestnet | PMC®. Envestnet | Tamarac™ provides leading rebalancing, reporting and practice management software. For more information on Envestnet, please visit www.envestnet.com.

(1) Non-GAAP Financial Measures

“Adjusted revenues” exclude the effect of purchase accounting on the fair value of acquired deferred revenue.  Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired.  Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, income tax provision, depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, re-audit related expenses, severance, imputed interest on contingent consideration liability and litigation related expense.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, non-cash compensation expense, restructuring charges and transaction costs, re-audit related expenses, severance, amortization of acquired intangibles, imputed interest on contingent consideration liability and litigation related expense. Reconciling items are tax effected using the income tax rates in effect on the applicable date.

“Adjusted net income per share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. These measures should not be viewed as a substitute for revenues or net income determined in accordance with United States generally accepted accounting principles (GAAP).

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, changes to the Company’s previously reported financial information as a result of audit, political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 6, 2013 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$36,683	$29,983
Fees receivable, net	18,634	9,188
Deferred tax assets, net	2,716	2,089
Prepaid expenses and other current assets	8,198	2,501
Total current assets	66,231	43,761

Property and equipment, net	12,493	11,791
Internally developed software, net	5,352	4,324
Intangible assets, net	38,348	27,150
Goodwill	74,335	65,644
Deferred tax assets, net	6,942	6,194
Other non-current assets	4,800	3,535
Total assets	$208,501	$162,399

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$30,405	$20,201
Accounts payable	4,505	2,614
Contingent consideration liability	5,591	—
Deferred revenue	6,522	5,768
Total current liabilities	47,023	28,583

Contingent consideration liability	10,539	—
Deferred rent liability	1,916	2,195
Lease incentive liability	3,381	3,886
Other non-current liabilities	2,683	1,739
Total liabilities	65,542	36,403

Stockholders’ equity	142,959	125,996
Total liabilities and stockholders’ equity	$208,501	$162,399

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues:
Assets under management or administration	$59,580	$33,223	$137,150	$92,498
Licensing and professional services	10,300	9,060	30,987	20,389
Total revenues	69,880	42,283	168,137	112,887

Operating expenses:
Cost of revenues	30,154	15,088	66,600	40,163
Compensation and benefits	21,063	15,261	55,475	40,031
General and administration	11,985	7,621	30,840	22,542
Depreciation and amortization	4,467	3,393	10,666	9,016
Restructuring charges	474	—	474	115
Total operating expenses	68,143	41,363	164,055	111,867

Income from operations	1,737	920	4,082	1,020

Other income (expense):
Interest income	4	3	13	26
Interest expense	—	—	—	(3)
Other income	—	—	182	—
Total other income	4	3	195	23

Income before income tax provision	1,741	923	4,277	1,043

Income tax provision	435	372	1,312	420

Net income	$1,306	$551	$2,965	$623

Net income per share:
Basic	$0.04	$0.02	$0.09	$0.02

Diluted	$0.04	$0.02	$0.08	$0.02

Weighted average common shares outstanding:
Basic	33,686,112	32,296,636	32,912,084	32,102,386

Diluted	35,871,975	33,358,706	35,260,044	33,179,044

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Nine Months Ended
	September 30,
	2013	2012

OPERATING ACTIVITIES:
Net income	$2,965	$623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,666	9,016
Deferred rent and lease incentive	(784)	1,366
Provision for doubtful accounts	153	—
Deferred income taxes	(1,375)	(562)
Stock-based compensation	6,281	3,125
Excess tax benefits from stock-based compensation	(2,704)	—
Interest expense	392	3
Changes in operating assets and liabilities, net of acquisitions:
Fees receivable	(8,302)	(487)
Prepaid expenses and other current assets	(2,993)	3,084
Other non-current assets	(1,265)	(190)
Accrued expenses	7,946	1,791
Accounts payable	1,891	545
Deferred revenue	754	600
Other non-current liabilities	960	179
Net cash provided by operating activities	14,585	19,093

INVESTING ACTIVITIES:
Purchase of property and equipment	(4,301)	(4,098)
Capitalization of internally developed software	(2,293)	(1,698)
Repayment of notes payable assumed in acquisition	—	(174)
Acquisition of business, net of cash acquired	(8,992)	(61,463)
Net cash used in investing activities	(15,586)	(67,433)

FINANCING ACTIVITIES:
Proceeds from exercise of warrants	4	—
Proceeds from exercise of stock options	5,578	1,927
Issuance of restricted stock	1	2,759
Excess tax benefits from stock-based compensation	2,704	—
Purchase of treasury stock	(586)	(122)
Net cash provided by financing activities	7,701	4,564

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,700	(43,776)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	29,983	64,909

CASH AND CASH EQUIVALENTS, END OF PERIOD	$36,683	$21,133

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues	$69,880	$42,283	$168,137	$112,887
Deferred revenue fair value adjustment	—	401	160	1,018
Adjusted revenues	$69,880	$42,684	$168,297	$113,905

Net income	$1,306	$551	$2,965	$623
Add (deduct):
Deferred revenue fair value adjustment	—	401	160	1,018
Interest income	(4)	(3)	(13)	(26)
Interest expense	—	—	—	3
Income tax provision	435	372	1,312	420
Depreciation and amortization	4,467	3,393	10,666	9,016
Non-cash compensation expense	2,015	1,195	6,462	3,125
Restructuring charges and transaction costs	1,119	215	2,173	2,212
Re-audit related expenses	118	—	3,005	—
Severance	193	146	425	229
Imputed interest expense	392	—	392	—
Litigation related expense	—	92	7	150
Adjusted EBITDA	$10,041	$6,362	$27,554	$16,770

Net income	$1,306	$551	$2,965	$623
Add:
Deferred revenue fair value adjustment	—	240	93	609
Non-cash compensation expense	1,169	714	3,748	1,868
Restructuring charges and transaction costs	648	129	1,260	1,322
Re-audit related expenses	68	—	1,742	—
Severance	112	87	247	137
Amortization of acquired intangibles	1,537	1,077	3,366	2,633
Imputed interest expense	228	—	228	—
Litigation related expense	—	55	4	90
Adjusted net income	$5,068	$2,853	$13,653	$7,282

Diluted number of weighted-average shares outstanding	35,871,975	33,358,706	35,260,044	33,179,044

Adjusted net income per share - diluted	$0.14	$0.09	$0.39	$0.22

Note: Adjustments to net income are tax effected using an income tax rate of 42.0% for 2013 and 40.2% for 2012.

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except account and advisor data; unaudited)

	As of
	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013

Platform Assets
Assets Under Management (AUM)	$29,232	$30,970	$34,870	$38,705	$41,932
Assets Under Administration (AUA)	64,229	67,368	74,839	85,601	118,228
Subtotal AUM/A	93,461	98,338	109,709	124,306	160,160
Licensing	254,256	269,729	295,330	302,604	326,567
Total Platform Assets	$347,717	$368,067	$405,039	$426,910	$486,727

Platform Accounts
AUM	148,920	156,327	167,167	190,883	200,648
AUA	278,192	293,151	311,884	357,283	456,461
Subtotal AUM/A	427,112	449,478	479,051	548,166	657,109
Licensing	1,170,978	1,228,016	1,289,491	1,365,773	1,425,102
Total Platform Accounts	1,598,090	1,677,494	1,768,542	1,913,939	2,082,211

Advisors
AUM/A	15,735	16,085	16,419	18,154	21,759
Licensing	6,878	6,941	6,970	7,261	7,511
Total Advisors	22,613	23,026	23,389	25,415	29,270

Note:                  AUM/A metrics include WMS, which added approximately $25 billion in assets, 86,000 accounts and 3,100 advisors as of July 1, 2013.